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                                                                   EXHIBIT 10(C)

                         MODIFIED, AMENDED AND RESTATED
                               LINE OF CREDIT NOTE

$11,000,000                                                  Birmingham, Alabama
                                                             As of June 15, 2001

         FOR VALUE RECEIVED, Martin Industries, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay, on the Line of Credit Termination Date (such term and other capitalized terms used in this note that are not otherwise defined herein having the meanings defined for them in the hereinafter-described Loan Agreement), to the order of AmSouth Bank, an Alabama banking corporation (the "Lender"), at its Main Office in Birmingham, Alabama, in lawful money of the United States of America, the principal amount of Eleven Million and No/100 Dollars ($11,000,000), or so much thereof as may heretofore have been advanced by the Lender under the Line of Credit Master Note in the face amount of $15,000,000 (the "Initial Note"), the Modified, Amended and Restated Line of Credit Note in the face amount of $20,000,000 (the "First Modification"), the Modified Amended and Restated Line of Credit Note in the face amount of $30,000,000 (the "Second Modification"), and the Modified Amended and Restated Line of Credit Note in the face amount of $10,000,000 (the "Third Modification"), which are being extended, renewed and modified hereby or as may hereafter be advanced under this note, and to pay interest from the date of this note on sums advanced under the Initial Note, the First Modification, the Second Modification and the Third Modification, and from the date advanced on additional sums advanced under this note, until payment in full, on the unpaid principal balance of the amount advanced hereunder, at the rate per annum (computed on the basis of the actual number of days elapsed over an assumed year of 360 days, as more particularly set forth below) equal to the applicable rate set forth below:

         1. ADVANCES UP TO AND INCLUDING $10,000,000. This note shall bear interest on the unpaid principal balance of all amounts advanced under this note, the Initial Note, the First Modification, the Second Modification, and the Third Modification up to and including (but not exceeding) $10,000,000, from the later of (i) the date advanced and (ii) the date of this note, until payment in full, at a rate per annum equal to one percentage point (100 basis points) in excess of the rate of interest designated by the Lender from time to time as its prime rate (the "Prime Rate").

         2. ADVANCES IN EXCESS OF $10,000,000. This note shall bear interest on the unpaid principal balance of all amounts advanced under this note, the Initial Note, the First Modification, the Second Modification, and the Third Modification in excess of $10,000,000, from the later of (i) the date advanced and (ii) the date of this note, until payment in full, at a rate per annum equal to three percentage points (300 basis points) in excess of the Prime Rate.

         Interest will be computed on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will equal the amount obtained by multiplying the stated interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360. Any change in the interest rate on this note because of a change in the Prime Rate shall take effect on the effective date of such change in the Prime Rate as announced by the Lender without notice to the undersigned and without any further action by the Lender.


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Changes in the Prime Rate are discretionary with the Lender. The interest rate hereunder is also subject to adjustment upon the occurrence of an Event of Default under the Loan Agreement dated January 7, 1993, between the Borrower and the Lender, as amended through June 15, 2001 (the "Loan Agreement"), and under certain circumstances provided for in the Loan Agreement.

         All interest shall be payable monthly in arrears on the 15th day of each month in each year for the period ending on the last day of the immediately preceding calendar month. The first monthly interest payment under this note shall be due and payable on June 15, 2001. Upon the Line of Credit Termination Date, all accrued interest shall be due and payable in full.

         The Lender will send the Borrower a monthly billing statement in advance of each interest payment date (i.e. the 15th day of each month) showing the interest that accrued on the Line of Credit through the end of the immediately preceding month and which shall be due and payable on such interest payment date. On the Line of Credit Termination Date, the Borrower will pay all of the principal of and interest on the Loan then remaining unpaid.

         This note is a master note, and it is expected that the proceeds of the loan evidenced hereby will be advanced by the Lender to the Borrower in installments, as needed for the purposes set forth in the Loan Agreement, upon compliance with the terms and conditions set forth therein. This note shall be valid and enforceable as to, and all collateral granted to the Lender as security for the loan evidenced hereby shall be and remain valid and binding as security for, the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced. Each principal advance and payment on this note may be reflected by notations made by the Lender on its internal records (which may be kept on computer or otherwise), and the Lender is hereby authorized to record on such records all such principal Advances and payments. The aggregate unpaid amount reflected by the Lender's notations on its internal records (whether on computer or otherwise) shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this note. No failure of the Lender so to record any Advance or payment shall limit or otherwise affect the obligation of the Borrower hereunder with respect to any Advance, and no payment of principal by the Borrower shall be affected by the failure of the Lender to so record the same.

         This note is being executed and delivered to modify, amend and restate in its entirety, effective as of the Effective Date of the Fifth Amendment, the Line of Credit Note dated January 7, 1993, in the face amount of $15,000,000, the First Modification dated March 15, 1995, in the face amount of $20,000,000, the Second Modification dated August 28, 1997, in the face amount of $30,000,000, and the Third Modification dated January 1, 2000, in the face amount of $10,000,000. Notwithstanding the execution of this note, the outstanding indebtedness evidenced by the Initial Note, the First Modification, the Second Modification, and the Third Modification shall remain in full force and effect and shall hereafter be evidenced by this note, and nothing contained herein shall be construed as effecting any novation, payment or accord and satisfaction of such indebtedness.

         This note is the Modified, Amended and Restated Line of Credit Note referred to in the Fifth Amendment and is subject to all of the provisions of the Loan Agreement including those providing for optional prepayment, acceleration of maturity and adjustment of the interest rate hereunder, all as set forth in the Loan Agreement. This note is secured by the Security Documents, as that term is defined in the Loan Agreement. This note is executed in renewal, extension and modification of the


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Initial Note, the First Modification, the Second Modification, and the Third
Modification, and is given in substitution therefor. The terms of this note shall be applicable commencing on the Effective Date. The terms of the Initial Note, the First Modification, the Second Modification, and the Third Modification shall continue to be applicable prior to the Effective Date. The Lender may retain the Initial Note, the First Modification, the Second Modification, and the Third Modification in its file along with this note until the indebtedness evidenced hereby has been paid in full and the Line of Credit has been terminated as set forth in the Loan Agreement.

         This note, as modified, amended and restated, shall continue to be secured by all of the Security Documents described in the Loan Agreement, as amended. Nothing contained herein shall be construed to release, satisfy, discharge, terminate, subordinate or otherwise adversely affect or impair (a) the validity or enforceability of the indebtedness evidenced by the Initial Note, the First Modification, the Second Modification, and the Third Modification, as modified, amended and restated hereby, (b) the validity, perfection or priority of the Liens of the Security Documents as security for such indebtedness, or of any of the other Loan Documents, or (c) the liability of any obligor for the repayment of such indebtedness.

                            [SIGNATURE PAGE FOLLOWS.]


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                                        MARTIN INDUSTRIES, INC.


                    By                    /s/ JAMES W. TRUITT
                       ---------------------------------------------------------
                                      Its Vice President and CFO

                                             P.O. Box 128
                                       301 East Tennessee Street
                                        Florence, Alabama 35630

                                       Taxpayer I.D.: 63-0133054


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